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EXHIBIT 23-1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Navigators Group, Inc.

        We consent to incorporation by reference in the registration statement (No. 33-51608) on Form S-8 of The Navigators Group, Inc. and subsidiaries of our report dated March 12, 2003, relating to the consolidated balance sheets of The Navigators Group, Inc. and subsidiaries as of December 31, 2002, and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and related financial statements schedules, which report appears in the December 31, 2002 Annual Report on Form 10-K of The Navigators Group, Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
March 27, 2003

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  EXHIBIT 23-1
INDEPENDENT AUDITORS' CONSENT